Exhibit 11

                           Telephone and Data Systems, Inc.
                       Computation of Earnings Per Common Share
                       (in thousands, except per share amounts)

   Three Months Ended March 31,                          1994         1993
   ----------------------------                      ----------     --------
   Primary Earnings
    Net Income before cumulative effect
      of accounting change                           $10,224         $ 6,803
    Dividends on Preferred Shares                       (564)           (596)
                                                     --------        --------
    Net income before cumulative effect
      of accounting change applicable
      to Common                                        9,660          6,207
    Cumulative effect of accounting change              (723)             -
                                                     --------       --------
    Net Income Available to Common                   $ 8,937        $ 6,207
                                                     ========       ========
   Primary Shares
    Weighted average number of Common and Series A
      Common Shares Outstanding                       52,290         43,976
    Additional shares assuming issuance of:
      Options and Stock Appreciation Rights              202            284
      Convertible Preferred Shares                        28              1
      Common Shares Issuable                              35              -
                                                     --------       --------
    Primary Shares                                    52,555         44,261
                                                     ========       ========
   Primary Earnings per Common Share
    Net Income before cumulative effect
      of accounting change                           $   .18        $   .14
    Cumulative effect of accounting change              (.01)             -
                                                     --------       --------
    Net Income                                       $   .17        $   .14
                                                     ========       ========
   Fully Diluted Earnings*
    Net Income before cumulative effect
      of accounting change                           $10,224        $ 6,803
    Dividends on Preferred Shares                       (564)          (596)
                                                     --------       --------
    Net income before cumulative effect
      of accounting change applicable
      to Common                                        9,660          6,207
    Cumulative effect of accounting change              (723)             -
                                                     --------       --------
    Net Income Available to Common                   $ 8,937        $ 6,207
                                                     ========       ========
   Fully Diluted Shares
    Weighted average number of Common and Series A
      Common Shares Outstanding                       52,290         43,976
    Additional shares assuming issuance of:
      Options and Stock Appreciation Rights              206            294
      Convertible Preferred Shares                        28              1
      Common Shares Issuable                              35              -
                                                     --------       --------
    Fully Diluted Shares                              52,559         44,271
                                                     ========       ========
   Fully Diluted Earnings per Common Share
    Net Income before cumulative effect
      of accounting change                           $   .18        $   .14
    Cumulative effect of accounting change              (.01)             -
                                                     --------       ---------
    Net Income                                       $   .17        $   .14
                                                     ========       =========

   * This calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
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